UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2013

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2013, Apollo Global, Inc. (“Global”), a wholly-owned subsidiary of Apollo Education Group, Inc., through a newly formed subsidiary of Global (“Buyer”), entered into a Share Sale Agreement with Open Colleges Australia Pty Ltd. (“Open Colleges”) and its shareholders (“Selling Shareholders”), pursuant to which Buyer agreed to purchase 70% of the outstanding shares of Open Colleges. The purchase price will be composed of a cash payment at closing of approximately A$110 million (approximately US$98.5 million at current exchange rates), plus two contingent cash payments of up to A$42.0 million (US$37.6 million) and A$10.5 million (US$9.4 million) in late 2014 and early 2017, respectively, upon the satisfaction of specified conditions. If the applicable conditions are satisfied, the amount of the contingent payments will be calculated principally on the basis of Open Colleges’ operating results for its fiscal year ending June 30, 2014.

Open Colleges provides education and training to adult learners in Australia, including courses in health care, community services, business and management, finance and accounting, technology, languages and design. Open Colleges’ courses, which align under the Australia Qualifications Framework to levels 1-6, are offered through its three constituent institutions: Open Colleges; Integrated Care & Management Training; and College of Fashion Design.

Under the Share Sale Agreement and related agreements, Buyer has the option, and at the Selling Shareholders’ election, the obligation, to purchase the remaining 30% of outstanding shares of Open Colleges in early 2017 for a price based principally on a multiple of Open Colleges’ calendar year 2016 financial performance that is comparable to the multiple reflected in the initial A$110 million purchase price payment. Upon the occurrence of specified events, this opportunity and obligation to purchase the remaining 30% of outstanding shares may be accelerated, in which case the measuring period for the purchase price calculation would also be adjusted appropriately.

The Share Sale Agreement contains customary representations, warranties and closing conditions. Subject to satisfaction of the closing conditions, we expect the transaction to be consummated during the second quarter of our fiscal year 2014.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On December 17, 2013, Apollo Education Group, Inc. issued a press release announcing its entry into the agreement described in Item 1.01 above relating to the acquisition of Open Colleges Australia Pty Ltd. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided herewith:

Exhibit Number	Description

99.1	Text of press release issued by Apollo Education Group, Inc. dated December 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Education Group, Inc.

December 17, 2013	By:	/s/ Brian L. Swartz
	Name:	Brian L. Swartz
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by Apollo Education Group, Inc. dated December 17, 2013.